INVESTMENT BANKING CONSULTING AGREEMENT

Agreement made as of October 9, 2003 by and between Hotel Outsource Management International Inc ("Contractor"), a Delaware Corporation with its principal offices at 80 Wall Street, Suite 815, New York, New York 10005 and Stephen H. Roebuck, with his principal offices at 25195 Barents Street, Laguna Hills, California 92653.

                                   WITNESSETH

         WHEREAS, Contractor requires expertise in the area of investment banking to support its business and growth; and

         WHEREAS, Stephen Roebuck has substantial contacts among the members of the investment community, investment banking experience and expertise, and desires to act as a consultant to provide investment banking and related advisory services;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.   CERTAIN DEFINITIONS.

When used in this Agreement, the following terms shall have the meanings set forth below:

      1.1   Affiliate - any persona or entities controlled by a party.

      1.2   Contractor  - the  Contractor  who  uses  the  services  of  Stephen
            Roebuck.

      1.3 Contractor Clients - the Contractor's clients who use the services of Stephen Roebuck through the Contractor.

      1.4 Contact Person - the person who shall be primarily responsible for carrying out the duties of each of the parties hereunder. Contractor and Stephen Roebuck shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party give notice to the other party in writing that in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within ten (10) days of said notice.

      1.5 Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

      1.6 Equity - cash, securities or liquid assets, specifically excluding real property.

      1.7 Payment or Payable in Kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2.    CONTACT PERSONS.

      The Contact Person for Contractor is:

                  Mr. Jacob Ronnel
                  Tel: 972-(3) 516-7435; Fax:  972-(3) 516-8577

      The Contact Person for Stephen Roebuck is:

                  Mr. Stephen H. Roebuck
                  Tel: (949) 493-4420; Fax: (949) 493-4406


3.    SERVICES TO BE RENDERED BY STEPHEN ROEBUCK.

      Services to be rendered by Stephen Roebuck are one or more of the following:

      3.1   Advice and Counsel:

            Roebuck will provide advice and counsel regarding Contractor's strategic business and financial plans, strategy and negotiations with potential lenders and investors, merger and acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

      3.2 Introduction to the Securities Brokerage Community: Stephen Roebuck has a close association with a number of broker/dealers, venture capitalists, investment bankers and other investment professionals across the country. Stephen Roebuck will arrange and facilitate contact between said individuals and Contractor and/or Contractor Clients to facilitate business transactions among and between themselves. Stephen Roebuck shall use his contacts in the brokerage and investment communities to assist Contractor in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. Stephen Roebuck understands that this is in keeping with Contractor's business objective to establish a nationwide network of securities dealers who have an interest in Contractor and/or Contractor Clients.

      3.3 Market(s) and Market Making/Market Maker Intelligence: Stephen Roebuck is familiar with market-maker(s) in numerous districts and has immediate access through market-maker(s) facilities and related personnel to market sensitive information, including news releases, corporate announcements, market trends, beta coefficients and filing of (Form 211) 15c2-11. Stephen Roebuck will continuously monitor and react to this information (including but not limited to, information on price, volume and the identification of market makers, buyers and sellers, position concentrations, etc.) relaying it to Contractor in a timely fashion with respect to securities in which Contractor has an interest. Contractor understands that this information is available from other sources but acknowledges that Stephen Roebuck can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Contractor with respect to the activities of any other Stephen Roebuck customers or customer accounts without such customer's prior consent.


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

      3.4   Contractor  and/or  Contractor  Client  Transaction  Due  Diligence:
            Stephen Roebuck will undertake due diligence on all proposed financial transactions affecting the Contractor, including investigation and advice on the financial, valuation and stock price implications thereof and the viability of merger or acquisition candidates, and research into the public records of same.

      3.5   Market Capitalization Structure:

            Stephen Roebuck will use his experience in the marketplace and general involvement with and knowledge of the investing and investment related communities to assist contractor in formatting a solid and proper Market Capitalization plan. Stephen Roebuck intends to use said knowledge to assist contractor in positioning itself in a manner as to leverage their market capitalization.

      3.6   Shareholder Organization Structure:

            Stephen Roebuck will use his experience in working with and positioning publicly held and publicly traded companies in a manner that balances the interests of the investing public against those of the majority shareholder(s) in a fair and equitable manner.

      3.7   Locating a Merger or Acquisition Subjects:

            Stephen Roebuck through his many contacts within and throughout the investment community, during the course of ordinary business, from time to time has come to be aware of entities that wish to merger, acquire another entity, or be acquired by another entity. Stephen Roebuck will make a reasonable attempt to locate, if Contractor desires, such a candidate for a potential merger/acquisition.

      3.8   Additional Duties.

            Contractor and Stephen Roebuck may mutually agree upon additional duties that Stephen Roebuck may provide for compensation paid or payable by Contractor under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.


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

      3.9   Best Efforts.

            Stephen Roebuck shall devote such time and best efforts as may be reasonably necessary to perform its services. Stephen Roebuck is not responsible for the performance of any services, which may be rendered hereunder without the Contractor providing the necessary information prior thereto. Stephen Roebuck cannot guarantee results on behalf of Contractor, but shall pursue all avenues available through its network of financial contacts. At such time as an interest is expressed in Contractor's needs, Stephen Roebuck shall notify Contractor and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Contractor. It is understood that a portion of the compensation to be paid hereunder is being paid by Contractor to have Stephen Roebuck remain available to assist it with transactions on an as needed basis.

4.    COMPENSATION TO PARTNERSHIP.

      4.1 Initial Fee. Contractor shall pay Stephen Roebuck an initial fee of $10,000.00 U.S. as payment for Stephen Roebuck's activities, which are necessary for Stephen Roebuck to provide the services herein. Payment shall be considered in arrears if not received by the tenth
            (10th) business day following execution of this Agreement. This fee shall be earned by Stephen Roebuck upon execution of this Agreement and no part of it shall be refundable to Contractor.

      4.2   Additional Fee(s).

            Contractor and Stephen  Roebuck have mutually agreed to issue in the
            form  of  250,000  shares   non-restricted   common  stock  at  zero
            cents($.00) per share, to be paid in fiscal year 2003.

      4.3   Extraordinary Expenses.

            Extraordinary expenses of Stephen Roebuck shall be submitted to Contractor for approval prior to expenditure and shall be paid by Contractor, with fourteen (14) business days of receipt of Stephen Roebuck's request for payment.

5.    INDEMNIFICATION.

Each party shall hold the other party harmless from and against, and shall indemnify the other party, for any liability, loss, and costs, expenses or damages howsoever caused by reason of injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act or neglect, default or omission of it or any of its agents, employees, or other representative arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6.    CONTRACTOR REPRESENTATIONS.

Contractor hereby represents, covenants and warrants to Stephen Roebuck as follows:

      6.1   Authorization.

            Contractor and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.


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


      6.2   No Violation.

            Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby will violate any provision of the charter or by-laws of Contractor or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Contractor is a party, or violate any state or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      6.3   Agreement in Full Force and Effect.

            All contracts, agreements, plans, leases, policies and license referenced herein to which Contractor is a party are valid and in full force and effect.

      6.4   Litigation.

            Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Contractor, threatened against or involving Contractor, or which questions or challenges the validity of this Agreement and its subject matter; and Contractor does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

      6.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transaction contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local.

      6.6   Roebuck Reliance.

            Stephen Roebuck  has and  will rely upon the  documents, instruments
            and   written  information  furnished  to  Stephen  Roebuck  by  the
            Contractor's officers, or designated employees; and

            6.6.1 Contractor Material.

                  That all representations and statements provided about the Contractor are true and complete and accurate. Contractor agrees to indemnify, hold harmless, and defend Stephen Roebuck, its officers, directors, agents and employees, at Contractor's expenses for any proceeding or suit which may rise out of any inaccuracy or incompleteness of any such material or written information supplied to Stephen Roebuck; and

            6.6.2 Contractor Client and Other material.

                  That all representations and statements provided, other than about the Contractor is, to be the best of its knowledge, true and complete and accurate.


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

7.    SERVICES NOT EXPRESSED OR IMPLIED.

      7.1 Contractor acknowledges that this Agreement is the complete and total Agreement and reflects that understandings of the parties to this Agreement, and that there are no verbal or other agreements or understandings in which Contractor has an interest which was or were made explicitly to impliedly with the understanding that Stephen Roebuck effects a market-maker in any specific securities that Contractor or Contractor Clients has any type of interest in; and

      7.2 That any payments made herein to Stephen Roebuck are not, and shall not be construed as compensation to Market Maker introduced by Stephen Roebuck for the purposes of making a market, to cover Stephen Roebuck's or Broker/Dealer's out-of-pocket expenses for making a market, or for the submission of a Form 211 application to make a market in any securities; and

      7.3 That no payments made herein to Stephen Roebuck are for the purposes of affecting the price of any security or influencing any market making functions, including but not limited to, bid and ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market in a security.

8.    CONFIDENTIALITY.

      Stephen Roebuck and Contractor each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business to be conducted pursuant to this Agreement. Stephen
      Roebuck and Contractor shall each require their employees, agents, affiliates, subcontractors, other licenses, and others who will properly have access to the information through Stephen Roebuck and Contractor respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

9.    MISCELLANEOUS PROVISIONS.

      9.1   Amendment and Modification.

            Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement by Stephen Roebuck and Contractor or by their duly authorized respective officers. This Agreement supercedes a prior agreement dated October 8, 2002 between the parties.

      9.2   Waiver of Performance.

            Any failure of Stephen Roebuck, on the one hand, or Contractor, on the other, to comply with any obligation agreement or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

      9.3   Expenses: Transfer, Taxes, etc.

            Whether or not the transaction contemplated by this Agreement shall be consummated, Stephen Roebuck agrees that all fees and expenses incurred by Stephen Roebuck, in connection with the preparation and execution of this Agreement, shall be borne by Stephen Roebuck and Contractor agrees that all fees and expenses incurred by Contractor in connection with the preparation and execution of this Agreement shall be borne by Contractor, including, without limitation, all fees of counsel and accountants.

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


      9.4   Compliance with Regulatory Agencies.

            Each party represents to the other party that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable federal and state securities laws.

      9.5   Notices.

            Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of three (3) days after mailing.

      9.6   Assignment.

            This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

      9.7   Delegation.

            Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.

      9.8   Publicity.

            Neither Stephen Roebuck nor Contractor shall make or issue, or cause to be made or issued, any announcement or written statement unilaterally regarding this Agreement or the transactions contemplated hereby or make any dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulatiosn of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the to the party concerning the timing and content of such announcement before such announcement is made.

      9.9   Governing Law.

            This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Contractor and Stephen Roebuck agree that if action is instituted to enforce or interpret any provision of this Agreement, then jurisdiction and venue shall be Orange Country, California.


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


      9.10  Counterparts.

            This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument.

      9.11  Headings.

            The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

      9.12  Entire Agreement.

            This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warrants, whether oral or written, by any officer, employee or representations or any party hereto.

      9.13  Third Parties.

            Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than parities hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      9.14  Attorneys' Fee and Costs.

            If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

      9.15  Survivability.

            If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable form the remainder of this Agreement.

      9.16  Further Assurances.

            Each of the parties agrees that it shall, from time to time, take such actions and execute such additional instruments as many be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

      9.17  Right to date After Termination.

            After termination of this Agreement, each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.


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


      9.18  Relationship of the Parties.

            Nothing contained in the Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided for herein. The rights, duties, obligations, and liabilities of the parties shall be several and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed to in writing between the parties. Each party shall be responsible for the acts of its agents and affiliates.

10.   END OF AGREEMENT AND TERMINATION.

      This Agreement shall be effective upon execution, and shall continue for one (1) year unless terminated sooner, by either party, upon giving to the other party thirty (30) days written notice, after which time this Agreement is terminated. Stephen Roebuck shall be entitled to any finder's fees for funding or underwriting commitments entered into within one (1) year after the termination of this Agreement, if said funding or underwriting was the result of Stephen Roebuck's efforts prior to the termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the day and year first above written.


CONTRACTOR

BY:

/S/ JACOB RONNEL  /S/ ZEEV DANZINGER             /S/ STEPHEN ROEBUCK
---------------------------------------          -------------------------------
Jacob Ronnel  & Zeev Danziger                    Stephen Roebuck
Dated: October 9, 2003                           Dated:  October 9, 2003



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


EXHIBIT A

As stated in Investment Banking Agreement, Item 3.9 indicates that any additional agreement(s) between Contractor and Stephen Roebuck may, although there is no requirement to do so, be attached to such agreement and be considered an addendum.

Contractor and Stephen Roebuck agree to enter into an agreement to not (through any entity, individual, institution, or otherwise) sell, any of the free trading common shares that are issued to Stephen Roebuck for the first ninety (90) days; however, may liquidate such shares on an offer basis without selling to the best national bid price.

Contractor agrees to have two hundred and fifty thousand (250,000) shares issued in the form of S8 or otherwise as compensation for services rendered and satisfied pursuant to the terms of the executed Investment banking Agreement. It is agreed that these shares will be issued only after a clearance for trade is received following to the approval of the 211 form by the NASD.

Contractor agrees to deliver then thousand ($10,000.00) dollars U.S. to Stephen Roebuck to be duly executed and effective as of October 9, 2003.


Contractor


/s/ Jacob Ronnel   /s/ Zeev Danziger
--------------------------------------
By:  Jacob Ronnel & Zeev Danziger               Dated:  October 9, 2003


/s/ Stephen Roebuck
--------------------------------------
Stephen Roebuck                                 Dated:  October 9, 2003



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